Exhibit 99.1

Wayside Technology Group, Inc. Reports 2018 Fourth Quarter & Full Year Results

and Declares Quarterly Dividend

	Q4 2018:	Year 2018:
Net Sales:	$49.1 million	$181.4 million
Income from operations:	$2.2 million	$4.2 million
Net income:	$1.7 million	$3.5 million
Diluted earnings per share:	$0.39 per share	$0.78 per share
Net income excluding separation expenses, net of related taxes:	$1.7 million (non‑GAAP)	$5.5 million (non‑GAAP)
Diluted earnings per share excluding separation expenses, net of related taxes:	$0.39 per share (non‑GAAP)	$1.23 per share (non‑GAAP)

Dividend declared - $0.17 per share

EATONTOWN, NJ, February 25, 2019 – Wayside Technology Group, Inc. (NASDAQ: WSTG) today announced financial results for the fourth quarter and year ended December 31, 2018.    The results will be discussed in a conference call to be held on Tuesday, February 26, 2019 at 10:00 a.m. EST.  The dial-in telephone number is (844) 683-0552 and the pass code is “WSTG.”  This conference call will be webcast by NASDAQ OMX and can be accessed at Wayside Technology’s website at www.waysidetechnology.com/site/content/webcasts.

“2018 was a transition year for Wayside” said Steve DeWindt, President and Chief Executive Officer. “We added resources to our vendor recruitment and field sales organizations to position our company for the future. We are excited about the opportunities in positioning Wayside and Lifeboat as the go-to channel solution for new and growing technology providers” added Mr. DeWindt.

Net income for the year ended December 31, 2018 was $3.5 million, which includes $2.0 million in expenses related to a separation and release agreement the Company entered into with its former Chairman and Chief Executive Officer upon his resignation on May 11, 2018, consisting of $1.7 million in accelerated vesting of restricted stock and $0.8 million in cash payments, net of $0.4 million in tax benefits. Net income excluding separation expenses, net of related taxes (non-GAAP) for the year ended December 31, 2018 was $5.5 million. The impact on the Company’s earnings per share for the year ended December 31, 2018 was approximately $0.45 per share. A table reconciling net income to net income excluding separation charges, net of related taxes (non-GAAP) is included in this release.

The Company paid $3.1 million in dividends and utilized $1.0 million of cash for stock buybacks during 2018. Stockholders’ equity was $40.6 million at December 31, 2018 compared to $38.7 million at December 31, 2017. Total working capital was $36.2 million at December 31, 2018, compared to $29.9 million at December 31, 2017. Cash and cash equivalents were $14.9 million at December 31, 2018 and $5.5 million at December 31, 2017.

Operating Results:

Net sales for the quarter ended December 31, 2018 increased 10% to $49.1 million compared to $44.4 million for the same period in 2017. Lifeboat Distribution segment net sales for the quarter ended December

31, 2018 increased 17% to $44.3 million, compared to $37.8 million for the same period in 2017. TechXtend segment net sales for the quarter ended December 31, 2018 decreased 27% to $4.8 million, compared to $6.6 million for the same period in 2017.

Adjusted gross billings (non-GAAP) for the quarter ended December 31, 2018 increased 6% or $7.3 million to $134.3 million compared to $127.0 million for the same period last year (see attached table for a discussion of adjusted gross billings).

Net sales for the year ended December 31, 2018 increased 13%, or $20.8 million, to $181.4 million compared to $160.6 million for the same period in 2017. Lifeboat Distribution segment net sales for the year ended December 31, 2018, increased $21.9 million, or 15% to $163.5 million when compared to the same period in 2017. TechXtend segment net sales decreased $1.0 million or 5% to $17.9 million for the year ended December 31, 2018, compared to $18.9 million for the same period in 2017.

Adjusted gross billings (non-GAAP) for the year ended December 31, 2018 increased 13%, or $60.6 million, to $510.0 million compared to $449.4 million for the same period in 2017.

Gross profit for the quarter ended December 31, 2018 decreased 4% to $7.2 million compared to $7.5 million for the same period in 2017. Lifeboat Distribution segment gross profit for the quarter ended December 31, 2018 remained consistent at $6.3 million compared to the same period in 2017. TechXtend segment gross profit for the fourth quarter of 2018 decreased 26% to $0.9 million, compared to $1.2 million in 2017.

Gross profit for the year ended December 31, 2018 decreased 1% or $0.2 million, to $26.9 million compared to $27.1 million for the prior year. Lifeboat Distribution segment gross profit increased 1%, or $0.2 million, to $23.4 million for the year ended December 31, 2018 compared to $23.2 million for the prior year. TechXtend segment gross profit decreased 11%, or $0.4 million, to $3.5 million for the year ended December 31, 2018 compared to $3.9 million for the prior year.

Gross profit margin (gross profit as a percentage of net sales) for the year ended December 31, 2018 was 14.8% compared to 16.9% in 2017. Lifeboat Distribution segment gross profit margin was 14.3% for the year ended December 31, 2018, compared to 16.4% in 2017. TechXtend segment gross profit margin for the year ended December 31, 2018 was 19.5%, compared to 20.6% in 2017.

Total selling, general, and administrative (“SG&A”) expenses for the quarter ended December 31, 2018 increased 1%, or $0.1 million, to $5.1 million compared to $5.0 million for the same quarter of 2017. Total SG&A expenses for the year ended December 31, 2018 increased 5%, or $1.0 million, to $20.3 million compared to $19.3 million for the prior year. The increase in general and administrative expenses is primarily due to higher business development and field sales personnel expenses, professional, and public company related costs. SG&A expenses as a percentage of net sales were 11.2% for the year ended December 31, 2018 compared to 12.0% in 2017.

For the fourth quarter and year ended December 31, 2018, the Company recorded a provision for income taxes of $0.6 million and $1.6 million, respectively, compared to $1.6 million and $3.5 million in the prior year. The Company recorded a $0.4 million tax benefit related to separation expenses during the year ended December 31, 2018. The effective tax rate was 25.4% and 30.9% for the quarter and year ended December 31, 2018, respectively.

Net income for the quarter ended December 31, 2018 increased 54% to $1.7 million compared to $1.1 million during the prior year. Net income for the year ended December 31, 2018 decreased 30% to $3.5 million compared to $5.1 million during the prior year.

Diluted earnings per share for the quarter ended December 31, 2018 increased 56% to $0.39, compared to $0.25 for the same period in 2017.  Diluted earnings per share for the year ended December 31, 2018 decreased 31% to $0.78, compared to $1.13, for the year ended December 31, 2017.

On February 22, 2019, the Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable March 13, 2019 to shareholders of record on March 7, 2019.

Adjustments to historical results upon retrospective adoption of ASC 606, Revenue from Contracts with Customers

The Company adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the full retrospective adoption method. Under the full retrospective adoption method, the Company presents revenue for current and comparative periods on an adjusted basis, reflecting the new accounting standard. The most significant impact of adopting the standard relates to the recognition of revenue for Software - security or highly interdependent with support and Third-party maintenance support or other services, net of the related cost of sales. Historically the Company had accounted for most sales on a gross basis, with third party costs included in cost of sales.

The change from gross to net reporting has no impact on gross profit, net income or cash flows, though it increases gross profit as a percentage of sales. The adoption of the standard resulted in a reduction of net sales as previously reported and a corresponding reduction of cost of sales of $82.5 million, and $288.8 million for the three and twelve months ended December 31, 2017, respectively. See below for description of Non-GAAP measures including reconciliation to adjusted gross billings, which is representative of our historical net sales, to net sales as reported under ASC 606.

As part of the adoption of ASC 606, we also reclassified our reserve for returns from a contra asset within accounts receivable to a refund liability within accrued expenses and reclassified the corresponding value of the goods to be returned by the customer to other current assets. These amounts were previously recorded as contra liabilities in accounts payable and accrued expenses, as in most cases goods are returned to the supplier for credit.

Additional information will be available in the Company’s annual report filed on Form 10-K with the Securities and Exchange Commission.

Non-GAAP measures

As is further discussed in the attached tables, we use non-GAAP measures including Adjusted gross billings and Net income excluding separation expenses, net of taxes as supplemental measures of the performance of our business.  Our use of these measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under U.S. GAAP. The attached tables provide a reconciliation of each non-GAAP measure to the most nearly comparable measure under U.S. GAAP.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers as well as business, government and educational entities. The company offers technology products from software publishers and manufacturers including Bluebeam Software, Dell/Dell Software, erwin,  ExaGrid Systems, Flexera Software, Hewlett Packard, Infragistics, Intel Software, Lenovo, Micro Focus, Microsoft, Mindjet, Samsung, SmartBear Software, SolarWinds, Sophos, StorageCraft Technology, Super Micro Computer, Inc., TechSmith, Unitrends, and VMware.

Additional information can be found by visiting www.waysidetechnology.com

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

–Tables Follow –

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer

Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$14,883	$5,530
Accounts receivable, net of allowances of $785 and $862, respectively	81,351	78,177
Inventory, net	1,473	2,794
Vendor prepayments	3,172	6,837
Prepaid expenses and other current assets	1,988	1,718
Total current assets	102,867	95,056

Equipment and leasehold improvements, net	1,588	1,828
Accounts receivable-long-term, net	3,156	7,437
Other assets	215	231
Deferred income taxes	145	138
	$107,971	$104,690
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$66,653	$65,197
Total current liabilities	66,653	65,197

Deferred rent and tenant allowances	745	781

Total liabilities	67,398	65,978

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,496,494 and 4,454,829 shares outstanding, respectively	53	53
Additional paid-in capital	32,392	31,257
Treasury stock, at cost, 788,006 and 829,671 shares, respectively	(13,447)	(14,207)
Retained earnings	22,994	22,522
Accumulated other comprehensive loss	(1,419)	(913)
Total stockholders’ equity	40,573	38,712
	$107,971	$104,690

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2018	2017	2018	2017

Net sales
Lifeboat segment	$163,564	$141,708	$44,256	$37,823
TechXtend segment	17,880	18,859	4,799	6,614
Total net sales	181,444	160,567	49,055	44,437

Cost of sales
Lifeboat segment	140,123	118,525	37,914	31,512
TechXtend segment	14,401	14,966	3,917	5,423
Total Cost of sales	154,524	133,491	41,831	36,935

Gross Profit	26,920	27,076	7,224	7,502

Operating expenses
Selling costs	10,627	9,831	2,854	2,327
Share-based compensation	1,108	1,512	149	486
Separation expenses, including $1,661 of stock compensation expense	2,446	-	-	-
Other general and administrative expenses	8,584	7,920	2,068	2,189
Total operating expenses	22,765	19,263	5,071	5,002

Income from operations	4,155	7,813	2,153	2,500

Interest, net	907	699	162	232
Foreign currency transaction gain	55	41	15	18
Income before provision for income taxes	5,117	8,553	2,330	2,750
Provision for income taxes	1,579	3,491	591	1,622

Net income	$3,538	$5,062	$1,739	$1,128

Income per common share - Basic	$0.78	$1.13	$0.39	$0.25
Income per common share - Diluted	$0.78	$1.13	$0.39	$0.25

Weighted average common shares outstanding - Basic	4,358	4,299	4,397	4,288
Weighted average common shares outstanding - Diluted	4,358	4,299	4,397	4,288

Dividends paid per common share	$0.68	$0.68	$0.17	0.17

Supplemental Revenue Information (unaudited)

The table below presents net sales by disaggregated revenue category:

	Year ended		Three months ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Sales

Hardware, software and other products	$164,870	$143,920	$44,798	$39,503
Software - security & highly interdependent with support	6,527	5,939	1,498	1,582
Maintenance, support & other services	10,047	10,708	2,759	3,352
Net sales	$181,444	$160,567	$49,055	$44,437

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Year ended		Three months ended
	December 31,		December 31,
	2018	2017	2018	2017
Adjusted gross billings (Non-GAAP) (1)

Net sales	$181,444	$160,567	$49,055	$44,437
Cost of sales related to Software - security and highly interdependent with support and maintenance, support and other services	328,506	288,812	85,280	82,518
Adjusted gross billings (Non-GAAP)	$509,950	$449,379	$134,335	$126,955

(1)

We define adjusted gross billings as net sales in accordance with U.S. GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and Maintenance, support and other services. We provided a reconciliation of Adjusted gross billings to net sales, which is the most directly comparable U.S. GAAP measure. We use Adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of Adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate Adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present Net income reconciled to Net income excluding separation expenses, net of taxes and Diluted earnings per share reconciled to Diluted earnings per share, excluding separation expenses net of taxes (Non-GAAP) (2):

	Year ended		Three months ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income reconciled to Net income excluding separation expenses, net of taxes (Non-GAAP):

Net income	$3,538	$5,062	$1,739	$1,128
Separation expenses	2,446	-	-	-
Income tax benefits related to separation expenses	(438)	-	-	-
Net income excluding separation expenses, net of taxes	$5,546	$5,062	$1,739	$1,128

Year ended	Three months ended

	December 31,		December 31,
	2018	2017	2018	2017
Diluted earnings per share reconciled to Diluted earnings per share excluding separation expenses, net of taxes (Non-GAAP):

Diluted earnings per share	$0.78	$1.13	$0.39	$0.25
Separation expenses	0.55	-	-	-
Income tax benefit related to separation expenses	(0.10)	-	-	-
Diluted earnings per share excluding separation expenses, net of taxes	$1.23	$1.13	$0.39	$0.25

(2)

We define Net income excluding separation expenses, net of taxes, as Net income, plus Separation expense, less the income tax benefit attributable to the separation expenses. We provided a reconciliation of Net income excluding separation expenses, net of taxes, to Net income, as well as the related amounts per share, which are the most directly comparable U.S. GAAP measure. We use Net income excluding separation expense as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of Net income excluding separation expenses, net of taxes has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate separation expenses net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.